Exhibit 4.02

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                             QUESTAR PIPELINE COMPANY
                                            MEDIUM-TERM NOTE, SERIES B
                                                   (Fixed Rate)


REGISTERED                                                                                         PRINCIPAL AMOUNT
NO. FXR-__                                                                                             $___________

CUSIP No.:_________


Original Issue Date:____                                     Interest Rate:__%
Stated Maturity:____                                         Sinking Fund/Repayment Provision:__
Interest Payment Date(s):                                    Optional Repayment Date:__
June 1 and December 1
Regular Record Date(s):                                      Optional Redemption: see below
May 15 and November 15
Authorized Determination:                                    Redemption Percentage: see below
Specified Currency:                                          Annual Redemption Percentage: see below
Exchange Rate Agent:                                         Redemption Commencement Date: see below
Default Rate:                                                Redemption Date: see below
Other Provisions: Terms are not completed for certain        Redemption Price: see below
items above either because such items are not applicable
or because the terms are as specified in the Prospectus.

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

         QUESTAR PIPELINE COMPANY, a corporation duly organized and existing under the laws of the State of Utah (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________________________________ DOLLARS ($______________) at
Stated Maturity as specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date (subject to the provisions below) to which interest has been paid or duly provided for, periodically on each Interest Payment Date, commencing with the first such Interest Payment Date next succeeding the Original Issue Date specified above, and at Stated Maturity (the date on each such Stated Maturity, Redemption Date, and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date), at the Interest Rate specified above, until the principal hereof is paid or made available for payment; provided, that if such Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (except at Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Notes which are Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Any such interest which is payable, but not so punctually paid or duly provided for on any Interest Payment Date, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Notes which are Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

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

                  Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

                  This Note is one of a duly authorized series of debt securities of the Company (herein called the "Securities"), and the series thereof to which this Note belongs, being issued and to be issued under an Indenture, dated as of August 17, 1998 (herein called the "Indenture"), between the Company and Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.) (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes, Series B." The Notes may be issued from time to time at varying maturities, interest rates and other terms and in an aggregate principal amount up to $250,000,000, which amount may be increased if duly authorized by the Company.

                  Unless otherwise specified on the first page hereof, the Interest Payment Dates with respect to this Note will be June 1 and December 1 of each year, and the Regular Record Dates in respect of such Interest Payment Dates will be the immediately preceding May 15 and November 15 (whether or not a Business Day), respectively. If any Interest Payment Date or Maturity with respect to this Note falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day with respect to this Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Unless otherwise specified on the first page of this Note, the Interest Rate on this Note will be computed on the basis of a 360-day year of twelve 30-day months. "Business Day" means any day that is not a Saturday or Sunday and that in the Place of Payment is not a day on which banking institutions are authorized or obligated by law or executive order to close.

                  If this Note is a definitive Note, payments of the principal, premium, if any, and interest payable at Maturity on this Note will be made in immediately available funds at the Corporate Trust Office of the Trustee in Salt Lake City, Utah, or at such other place as the Company may designate, provided that this Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Maturity) will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register as of the Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located within the United States; provided, however, that the Holder of this Note may be entitled to receive payments of principal, premium, if any, and interest by wire transfer to an account maintained by such Holder with a bank located in the United States if an appropriate written request has been received by the Trustee prior to the Regular Record Date in respect of any interest payment, or the date which is fifteen days before the Stated Maturity of the Note, as the case may be.

                  If this Note is a Global Security representing Book-Entry Securities, payments of the principal of, premium, if any, and interest on the Note will be made by check or by wire transfer to an account maintained by the Depositary for such purpose.

                  This Note will be redeemable as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of its principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [15] basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity or interpolated (on a day count basis) comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of this Note. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

                  "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Note.

                  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on this Note or portions thereof called for redemption.

                  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  If so provided on the first page of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date, if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder prior to Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice in the form entitled "Option to

Elect Repayment" below, duly completed, given together with this Note by such Holder to the Company not more than 60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid will be issued in the name of the Holder hereof upon the surrender hereof. Exercise of such repayment option by the Holder shall be irrevocable.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Notes are subject to satisfaction, discharge and defeasance as provided in Section 403 of the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding or, in the case less than all of the several series of Securities are affected, the holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon such future Holders of this Note and of any Note issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in Salt Lake City, Utah, or at such other place as the Company may designate from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Register duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                  THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  Unless the certificate of authentication hereon has been executed by Wells Fargo Bank Northwest, National Association (f/k/a/ First Security Bank, N.A.), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                            QUESTAR PIPELINE COMPANY



                                            By:_________________________
                                               Name:
                                               Title:


ATTEST:

By:_____________________
   Name:
   Title:



[SEAL]


Date:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the
series designated herein, referred to in the within-mentioned Indenture.

Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.), as Trustee



By:______________________________
   Authorized Signatory


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


                          ------------------------

                  The following abbreviations when used in the inscription on this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common  UNIF GIFT MIN ACT - ______ Custodian_________
TEN ENT - as tenants by the                          (Cust)          (Minor)
               entireties                         Under Uniform Gifts to Minor
 JT TEN - as joint tenants with                   Act_________________________
               right of survivorship                        (State)
               and not as tenants
               in common

   Additional abbreviations may also be used though not in the above list.

                          ------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE



------------------------------------
------------------------------------

-----------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

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the within Note of Questar Pipeline Company and does hereby irrevocably constitute and appoint _____________________________________________Attorney
to transfer said Note on the books of said Company, with full power of substitution in the premises.

Dated:

         NOTICE: The signature of the Holder to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever, and be guaranteed by an acceptable bank or broker.

                         OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof, together with interest thereon payable to the Optional Repayment Date, to the undersigned at
------------------
----------------------------------------------------------------
(Please Print or Typewrite Name and Address of the Undersigned)

               For this Note to be repaid, the trustee must receive this "Option to Elect Repayment" form, duly completed, together with this Note not more than 60 nor less than 30 days prior to an Optional Repayment Date shown on the face of this Note at its Corporate Trust Office, or at such other place or places designated by the Company and notified by it to the Holder of this Note.

               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid __________________ ___________________________________________;
and specify the denomination or denominations (which shall be authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid)_____________________.


Date: ______________



                                    --------------------------------
                                    Note: The signature on this Option to
                                    Elect Repayment must correspond with
                                    the name as written in this Note in
                                    every particular without alteration or
                                    enlargement or any change whatsoever.